Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA Companies Employee Stock Option Plan - 2005 for the registration of 2,767,800 Common Shares, of our report dated March 30, 2006, with respect to the consolidated financial statements and schedules of AEGON, N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

The Hague, The Netherlands, March 30, 2006

/s/ ERNST & YOUNG ACCOUNTANTS
Ernst & Young Accountants

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